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                                                                    Exhibit 23.2

Consent of McGladrey & Pullen, LLP

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-43244) of our report dated April 26, 2000, except for Note 9, as to which the date is June 16, 2000, relating to the consolidated financial statements of R&B Communications, Inc. and subsidiaries. We also consent to the incorporation by reference in this Registration Statement of our report dated: February 17, 2000, except for Notes 14 and 15, as to which the date is June 16, 2000, relating to the consolidated financial statements of CFW Communications Company and subsidiaries; February 17, 2000 relating to the financial statements of Virginia PCS Alliance, L.C.; and February 17, 2000 relating to the financial statements of West Virginia PCS Alliance, L.C., all included in the Current Report on Form 8-K as of July 10, 2000. We also consent to the reference to our Firm under the captions "Experts," "Selected Historical Consolidated Financial and operating Data of R&B Communications, Inc." and "Selected Historical Consolidated Financial Data of CFW Communications Company" in the joint proxy statement/prospectus.

/s/ McGladrey & Pullen, LLP

Richmond, Virginia
October 10, 2000